Exhibit 23.1

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation of my report dated March 3, 2007 with respect to the financial statements of Denver Restaurant Concepts LP included in the Company’s Form 8-K/A.

RONALD R. CHADWICK, P.C.
Aurora, Colorado
July 11, 2007